EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-178248) and Form S-8 (Nos. 333-26049, 333-26151, 333-91879, 333-60480, 333-82926, 333-106265, 333-134690, 333-124882, 333-109405, 333-166642, and 333-166641) of Corning Incorporated of our report dated February 6, 2012, relating to the financial statements of Dow Corning Corporation, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan

February 13, 2012

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